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                                                                   EXHIBIT 10.10

                                  SEITEL, INC.
                             NON-EMPLOYEE DIRECTORS'
                           DEFERRED COMPENSATION PLAN

1. Purpose. The purpose of the Non-Employee Directors' Deferred Compensation Plan (the "Plan") of Seitel, Inc., a Delaware corporation (the "Company"), is to attract and retain highly qualified persons to serve as non-employee Directors of the Company by providing such Directors with greater flexibility in the form and timing of receipt of fees for services on the Board of Directors, and an opportunity to obtain a greater proprietary interest in the Company's success and progress through receipt of fees in the form of options and deferral of fees in the form of Deferred Shares, thereby aligning such Directors' interests more closely with the interests of shareholders of the Company.

2. Definitions. In addition to terms defined elsewhere in the Plan, the following are defined terms under the Plan:

          (a) "Account" means the account established under Sections 8 and 9 for Participants, which may include, as subaccounts, a Cash Account and Deferred Share Account. Such Accounts, and deferred cash and Deferred Shares credited thereto, are maintained solely as bookkeeping entries by the Company evidencing unfunded obligations of the Company.

          (b) "Agreement" means a written agreement between the Company and a Participant setting forth the terms of an Option.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Deferred Share" means a credit to a Participant's Deferred Share Account under Section 9 which represents the right to receive one Share upon settlement of the Account.

          (e) "Director Fees" means annual director fees payable to a Director in his or her capacity as such for service on the Board.

          (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

          (g) "Fair Market Value" of a Share means, as of any given date, the closing sales price of a Share reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such closing sales price was reported for such date, for the most recent trading day prior to such date for which a closing sales price was reported.

          (h) "Option" means the right, granted to a Participant under Section 7 in payment of Director Fees, to purchase a specified number of Shares at the specified exercise price for a specified period of time under the Plan. All Options will be non-qualified stock options.

          (i) "Option Value" means the value of an Option as of a given date determined in accordance with the Black-Scholes option valuation model or such other recognized option valuation model used by the Company in preparing footnotes to the Company's financial statements. For this purpose, the applicable option valuation model shall be based on assumptions consistent with those then used in preparing footnotes to the Company's financial statements in conformity with Statement of Financial Accounting Standards No. 123.

          (j) "Participant" means a person who has been granted an Option in payment of Director Fees which remains outstanding, who has amounts of deferred cash or Deferred Shares credited to his or her Account, or who has elected to be granted Options in payment of Director Fees or to defer payment of Director Fees in the form of deferred cash or Deferred Shares under the Plan.

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          (k) "Plan Year" means, with respect to a Participant, the period commencing at the time of election of the Director at an annual meeting of shareholders (or the election of a class of Directors if the Company then has a classified Board of Directors), or the Director's initial appointment to the Board if not at an annual meeting of shareholders, and continuing until the next annual meeting of shareholders.

          (l) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

          (m) "Share" means a share of Common Stock, $.01 par value, of the Company and such other securities as may be substituted for such Share or such other securities pursuant to Section 11.

          (n) "Valuation Date" means the last business day of a Plan Year and the last business day preceding a date on which a distribution is made in settlement of a Participant's Account.

3. Shares Available Under the Plan. The total number of Shares reserved and available for issuance under the Plan is 30,000, subject to adjustment as provided in Section 11. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Plan, Shares that may be purchased upon exercise of an Option or distributed in settlement of Deferred Shares will not be considered to be available after such Option has been granted or Deferred Share credited, except for purposes of issuance in connection with such Option or Deferred Share; provided, however, that if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option will again be available for issuance under the Plan.

4. Administration of the Plan. The Plan will be administered by the Board; provided, however, that any action by the Board relating to the Plan will be taken only if, in addition to any other required vote, such action is approved by the affirmative vote of a majority of the Directors who are not then eligible to participate in the Plan. Subject to the direction of the Board, bookkeeping and other ministerial functions under the Plan shall be performed by the Secretary and the Chief Accounting Officer of the Company.

5. Eligibility. Each non-employee Director of the Company who is paid Director Fees for service on the Board may participate in the Plan. No person other than those specified in this Section 5 will be eligible to participate in the Plan.

6. Elections Relating to Participation. Each Director of the Company who is eligible under Section 5 may elect, in accordance with this Section 6, to be paid Director Fees in the form of Options under Section 7 or to defer receipt of Director Fees in the form of deferred cash under Section 8 or in the form of Deferred Shares under Section 9.

          (a) Time of Filing of Elections; Irrevocability. A Director shall elect to participate and the terms of such participation by filing an election with the Secretary of the Company prior to the beginning of a Plan Year (which generally will begin at each annual meeting of the shareholders) or at such earlier time as may be specified by the Secretary in order to ensure compliance with Rule 16b-3. Elections shall be deemed continuing, and therefore applicable to Plan Years after the initial Plan Year, until the election is modified or revoked by the Participant. Elections other than those subject to Section 6(d) shall become irrevocable at the commencement of the Plan Year to which an election relates, unless the Secretary specifies an earlier time at which elections shall become irrevocable in order to ensure compliance with Rule 16b-3. Elections relating to the time of settlement of a Cash Account or Deferred Share Account shall become irrevocable at the time specified in Section 6(d). Elections may be modified or revoked by filing a new election prior to the time the election to be modified or revoked has become irrevocable. The latest election filed with the Secretary shall be deemed to revoke all

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     prior inconsistent elections that remain revocable at the time of filing of the latest election. The Secretary will notify eligible Directors of any date prior to the commencement of a Plan Year by which Directors must make elections or upon which elections will become irrevocable in order to ensure compliance with Rule 16b-3.

          (b) Matters to be Elected. A Director's election must specify the following:

               (i) With respect to Director Fees, the percentage to be paid in the form of Options under Section 7, the percentage to be deferred and credited to the Participant's Cash Account under Section 8, and the percentage to be deferred and credited to the Participant's Deferred Share Account under Section 9. The sum of such percentages must not exceed 100%; if such sum is less than 100%, the balance of Director Fees will be paid in accordance with the Company's regular non-employee Director compensation policies.

               (ii) In the case of a deferral under Section 8 or 9, the period or periods during which settlement of the Participant's Cash Account or Deferred Share Account will be deferred, subject to Section 6(d), and whether distribution will be in a lump sum or in annual installments; provided, however, that not more than ten installments may be elected, and any installment distributions must commence no later than the first business day of the year following the year in which the Participant ceases to serve as a Director. An election as to the period or periods in which such settlement will be deferred may relate to a given Plan Account or Deferred Share Account in respect of such Plan Year and to any additional amounts credited as interest or dividend equivalents in respect of such originally credited amounts and previously credited amounts.

          (c) Form of Election. Elections under the Plan shall be made in writing on such form or forms as may be specified from time to time by the Secretary.

          (d) Modifying the Time of Settlement. A Participant may modify an election as to the time at which a Participant's Cash Account will be settled under Section 8 or Deferred Share Account will be settled under
     Section 9 at any time prior to the earlier of (i) the calendar year in which a lump sum settlement will occur or the first installment will commence or (ii) the time the Participant ceases to serve as a Director of the Company, except that such modification may only extend the date of settlement to a date later than the previously elected settlement date. Such modification shall be made by filing a new election with the Secretary. The foregoing notwithstanding, the Secretary may disapprove or limit elections under this Section 6(d) in order to ensure that the Participant will not be deemed to have constructively received compensation in respect of the Participant's Account prior to settlement.

          (e) Delayed Effectiveness of Elections in Order to Comply with Rule 16b-3. Other provisions of this Section 6 notwithstanding, if any payment of Director Fees in the form of Options under Section 7 or deferral of receipt of Director Fees in the form of Deferred Shares under Section 9 would occur (i) less than six months after the Participant's election which would result in such payment or deferral became irrevocable, (ii) at a time when the Company's employee benefit plans are being operated in conformity with Rule 16b-3 as in effect on and after May 1, 1991, and (iii) at a time that Rule 16b-3 imposes a requirement with participant-director transactions occur at least six months after the participant's making of an irrevocable election in order for such transactions to be exempt from
     Section 16(b) liability, then any Director Fees otherwise payable within six months after such election became irrevocable shall instead accrue and be payable at the date that is six months and one day after such election became irrevocable.

          (f) No Reallocation of Accounts. Amounts credited as cash to a Participant's Cash Account may not be reallocated or switched to the Participant's Deferred Share Account, and amounts credited to the Participant's Deferred Share Account may not be reallocated or switched to the Participant's Cash Account.

          (g) Cessation of Service as a Director. If any Director Fees otherwise subject to an election would be paid to a Participant after he or she has ceased to serve as a Director, such payment shall not be subject to such election, but shall instead be paid in accordance with the Company's regular non-employee Director compensation policies.

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7.   Options Granted in Payment of Director Fees. A Participant who has elected to be paid a specified amount of Director Fees in the form of Options shall be granted, at the close of business on the day the Participant's Plan Year commences (usually the day of the Company's annual meeting of shareholders), an Option to purchase the number of whole Shares determined by dividing the specified amount of Director Fees (as then in effect) that would be payable for the full Plan Year by the Option Value as of that date. The Fair Market Value of any fractional share resulting from the foregoing calculation will be paid in cash to the Participant.

          (a) Exercise Price. The exercise price per Share purchasable under an Option will be equal to 100% of the Fair Market Value of a Share on the date of grant of the Option.

          (b) Option Term. Each Option will expire ten years after the date of grant; provided, however, that any portion of an Option that is not yet exercisable at the date a Participant ceases to serve as a Director will expire at the date such service ceases.

          (c) Exercisability. Each Option will become exercisable as to 25% of the underlying shares on the last day of each calendar quarter following the date of grant; provided, however, that any Option that is not fully exercisable at the close of business on the last day of the Plan Year in which it was granted shall become fully exercisable on such date.

          (d) Method of Exercise. Each Option may be exercised, in whole or in part, at such time as it has become exercisable and prior to its expiration by giving written notice of exercise to the Secretary specifying the Option to be exercised and the number of shares to be purchased, and accompanied by payment in full of the exercise price in cash (including by check) or by surrender of Shares (other than Shares acquired from the Company by exercise of an option less than six months before the date of surrender) having a Fair Market Value at the time of exercise equal to the exercise price, or a combination of a cash payment and surrender of such Shares.

          (e) Changes in Fees. If the amount of Director Fees is increased during a Plan Year, the increase in such fees may not be paid in the form of Options.

8. Deferral of Director Fees in the Form of Deferred Cash. If a Participant has elected to defer receipt of a specified amount of Director Fees in the form of deferred cash, an amount equal to such specified amount shall be credited to the Participant's Cash Account as of the date such Director Fees otherwise would have been payable to the Participant but for such election to defer. As of the close of business on each Valuation Date, interest shall be credited to such Cash Account in an amount equal to the average daily balance in such Cash Account since the last Valuation Date multiplied by the prime interest rate as published in The Wall Street Journal and effective on the date of the last preceding annual meeting of shareholders of the Company.

9. Deferral of Director Fees in the Form of Deferred Shares. If a Participant has elected to defer receipt of a specified amount of Director Fees in the form of Deferred Shares, a number of Deferred Shares shall be credited to the Participant's Deferred Share Account, at the close of business on the day the Participant's Plan Year commences, equal to the number of Shares having an aggregate Fair Market Value on such date equal to such specified amount. Such credit of Deferred Shares to the Participant's Deferred Share Account will initially be unvested and subject to forfeiture, and shall vest and become nonforfeitable as to 25% of such number of Deferred Shares on the last day of each calendar quarter following the date of such credit, except if all such shares have not become fully vested but the Director has served through the end of the applicable Plan Year, the full number of such Deferred Shares will become fully vested and nonforfeitable. Any Deferred Shares credited to a Participant's Deferred Share Account that are unvested at the time a Director ceases to serve as such will be forfeited at that time, regardless of the reason for the Director's termination. The amount of Deferred Shares credited to a Participant's Deferred Share Account shall include fractional Shares calculated to at least three decimal places.

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          (a) Crediting of Dividend Equivalents - Cash and Non-Share Dividends.
     If the Company declares and pays a dividend in the form of cash or property other than Shares in respect of Shares, then a number of additional Deferred Shares shall be credited to the Deferred Share Account as of the payment date for such dividend equal to (i) the number of Deferred Shares credited to such Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than Shares actually paid as a dividend on each Share at such payment date, divided by (iii) the Fair Market Value of a Share at such payment date.

          (b) Crediting of Dividend Equivalents - Share Dividends and Splits. If the Company declares and pays a dividend in the form of additional Shares payable in respect of Shares, or there occurs a forward stock split of Shares, then a number of additional Deferred Shares shall be credited to the Participant's Deferred Share Account as of the payment date for such dividend or forward stock split equal to (i) the number of Deferred Shares credited to such Account as of the record date for such dividend or split multiplied by (ii) the number of additional Shares actually paid as a dividend or issued in such split in respect of each Share.

10. Settlement of Accounts. The Company will settle a Participant's Account by making one or more distributions to the Participant (or his or her designated beneficiary, upon the Participant's death) at the time or times, in a lump sum or installments, as specified in the Participant's election filed in accordance with Section 6; provided, however, that Accounts will be settled at times earlier than those specified in such election in accordance with Sections 10(b), 10(c), and 11.

          (a) Form of Distribution. Distributions in respect of a Participant's Cash Account shall be made only in cash. Distributions in respect of a Participant's Deferred Share Account shall be made only in Shares, together with cash in lieu of any fractional Share remaining at a time that less than one whole Deferred Share is credited to such Deferred Share Account. Shares may be delivered in certificate form to a Participant (or his or her designated beneficiary) or to a nominee for the account of the Participant (or his or her designated beneficiary), or in such other manner as the Secretary may determine.

          (b) Termination of Service as a Director; Death.

               (i) Cessation of Service Other than Due to Death. If a Participant ceases to serve as a Director due to any reason other than death, the Company shall make distributions in respect of the Participant's Account to such Participant in a lump sum or installments, as previously elected by the Participant, except that installment payments shall commence not later than the first business day of the year following the year in which the Participant ceases to serve as a Director.

               (ii) Death. If a Participant ceases to serve as a Director due to death or dies prior to distribution of all amounts from his or her Account, the Company shall make a single lump sum distribution to the beneficiary designated by such Participant in his or her most recent beneficiary designation form filed with the Secretary. If there is no beneficiary designation on file with the Secretary at the time of the Participant's death or no surviving designated beneficiary, such distributions shall be made to the executor or administrator of the Director's estate. Any such distribution shall be made as soon as practicable following notification to the Company of the Participant's death.

          (c) Financial Hardship. Other provisions notwithstanding, at the written request of a Participant or his or her legal representative, the Board, in its sole discretion, upon a finding that continued deferral will result in financial hardship to the Participant, may authorize (i) the distribution of all or a part of a Participant's Account in a single installment or (ii) the acceleration of payment of any multiple installments thereof.

11. Adjustment Provisions. In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of Shares or other securities of the Company, stock split or reverse split,

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     extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares remaining reserved and available for issuance under Section 3, (ii) the number and kind of Shares issuable upon exercise of outstanding Options, and the exercise price per Share thereof (provided that no fractional Shares will be issued upon exercise of any Option), and (iii) the number and kind of Shares to be issued upon settlement of Deferred Shares under Section 9. Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger, or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or shares of the Company to another corporation, the Plan shall terminate and all distributions shall be completed five business days before the scheduled completion of such corporate event unless provision is made in writing in connection with such corporate event for the continuance of the Plan and for the assumption of Accounts maintained under the Plan immediately prior to the effectiveness of such corporate event.

12. Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any amendment or alteration will be subject to the approval of the Company's shareholders at or before the next annual meeting of shareholders for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system as then in effect, and the Board may otherwise determine to submit other such amendments or alterations to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any previously granted Option or any previous payment of fees in the form of deferred cash or Deferred Shares; and, provided further, that any provisions of this Plan relating to the amount, price, and timing of awards under this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder, if such amendment would not comply with the requirements of Rule 16b-3.

13.  General Provisions.

          (a) Agreements; Account Statements. Options, Deferred Shares, and other rights or obligations under the Plan may be evidenced by Agreements or other documents executed by the Company and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan, as the Secretary may from time to time approve. The Secretary shall provide each Participant, not less frequently than once per Plan Year, with an account statement reflecting Account balances under the Plan, Account transactions during the period covered by the statement, and such other information as the Secretary may deem relevant.

          (b) Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with any Option or in settlement of Deferred Shares in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any stock exchange or automated quotation system, or any other law, regulation, or contractual obligation of the Company, until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing Shares issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations, and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

          (c) Limitations on Transferability. Options, Deferred Shares, and any other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution, or to a designated beneficiary in the event of a Participant's death, and Options will be exercisable during the lifetime of the Participant only by such Participant or his or her guardian or legal representative; provided, however, that Options, Deferred Shares, and related rights may be transferred to one or more transferees during the lifetime of the Participant, but only if and to the extent then permissible without loss of the exemption under Rule 16b-3

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     and consistent with the registration of the offer and sale of Shares related thereto on Form S-8, Form S-3, or such other registration form of the Securities and Exchange Commission as may then be filed and effective with respect to the Plan. The Company may rely upon the beneficiary designation last filed in accordance with this Section 13(c).

          (d) Nonforfeitability. The interest of each Participant in deferred cash or vested Deferred Shares credited to his or her Account at all times will be nonforfeitable.

          (e) Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 in connection with any grant of Options or deferral in the form of Deferred Shares. Accordingly, if any provision of this Plan or an Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, or would preclude a Director of the Company from being deemed a "disinterested person" under then applicable provisions of Rule 16b-3, such provision will be construed or deemed amended to the extent necessary so that such Participant shall avoid liability under Section 16(b) and ensure that the Director's status as a "disinterested person" is unaffected.

          (f) Continued Service as an Employee. If a Participant ceases to serve as a Director and, immediately thereafter, is employed by the Company or any subsidiary, then such Participant will not be deemed to have ceased to serve as a Director or as Chairman or as a member of a Board committee at that time, and his or her continued employment by the Company or any subsidiary will be deemed to be continued service as a Director or Chairman or a member of a Board committee; provided, however, that such former Director will not be deemed to be a non-employee Director for purposes of
     Section 5.

          (g) No Right to Continue as a Director. Nothing contained in the Plan or any Agreement will confer upon any Participant any right to continue to serve as a Director of the Company or to be nominated for re-election as a Director.

          (h) No Shareholder Rights Conferred. Nothing contained in the Plan or any Agreement will confer upon any Participant (or any person claiming rights by or through a Participant) any rights of a shareholder of the Company unless and until Shares are in fact issued to such Participant (or person) or, in the case of an Option, such Option is validly exercised in accordance with Section 7.

          (i) Unfunded Status of Accounts. The Plan is intended to constitute an "unfunded" plan to provide deferred compensation. With respect to any rights to payment of a Participant under his or her Account, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

          (j) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for Directors as it may deem desirable.

          (k) Governing Law. The validity, construction, and effect of the Plan and any Agreement will be determined in accordance with the laws of the State of Delaware and applicable federal law.

14. Shareholder Approval, Effective Date, and Plan Termination. The Plan will be effective as of the opening of business of the Company's 1996 Annual Meeting of Shareholders if, and only if, the shareholders of the Company approve the Plan at such Annual Meeting by the affirmative votes of the holders of a majority of Shares present, or represented, and entitled to vote on the matter at such Annual Meeting. Unless earlier terminated by action of the Board or in accordance with Section 11, the Plan will remain in effect until such time as no Shares remain available for issuance under the Plan and the Company and Participants have no further rights or obligations under the Plan.

Adopted By the Board of Directors effective May 22, 1996.